As filed with the Securities and Exchange Commission on February 15, 2019

Registration No. 333-197800

Registration No. 333-203081

Registration No. 333-210214

Registration No. 333-216503

Registration No. 333-223359

Registration No. 333-226734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197800

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203081

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210214

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216503

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223359

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226734

LOXO ONCOLOGY, INC.

(Exact name of issuer as specified in its charter)

Delaware	46-2996673
(State of incorporation)	(I.R.S. Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT (203) 653-3880	006901
(Address of Principal Executive Offices)	(Zip Code)

2013 EQUITY INCENTIVE PLAN

2014 EQUITY INCENTIVE PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

NON-PLAN STOCK OPTION AGREEMENTS (INDUCEMENT STOCK OPTION AWARDS)

(Full title of plan)

Darren J. Carroll

President

Loxo Oncology, Inc.

281 Tresser Boulevard, 9th Floor

Stamford, CT 06901

(203) 653-3880

(Name, address and telephone number of agent for service)

Copy to:

Raymond O. Gietz, Esq.

Matthew J. Gilroy, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

DEREGISTRATION OF COMMON STOCK

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Loxo Oncology, Inc. (the “Company”), deregister all shares of the Company’s common stock, $0.001 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-197800, filed on August 1, 2014, relating to the 2013 Equity Incentive Plan, the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-203081, filed on March 27, 2015, relating to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-210214, filed on March 15, 2016, relating to the 2014 Equity Incentive Plan;

•	Registration Statement No. 333-216503, filed on March 7, 2017, relating to the 2014 Equity Incentive Plan;

•	Registration Statement No. 333-223359, filed on March 1, 2018, relating to the 2014 Equity Incentive Plan; and

•	Registration Statement No. 333-226734, filed on August 9, 2018, relating to the 2014 Equity Incentive Plan and the Non-Plan Stock Option Agreements (Inducement Stock Option Awards).

On February 15, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2019, by and among Eli Lilly and Company (“Lilly”), Bowfin Acquisition Corporation, a wholly-owned subsidiary of Lilly, and the Company, Bowfin Acquisition Corporation merged with and into the Company, and the Company became a wholly-owned subsidiary of Lilly (the “Merger”). As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration the Shares registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on the 15th day of February, 2019.

LOXO ONCOLOGY, INC.

By:	/s/ Darren J. Carroll
	Name:	Darren J. Carroll
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Darren J. Carroll Darren J. Carroll	Director; President (Principal Executive Officer)	February 15, 2019

/s/ Philip L. Johnson Philip L. Johnson	Director; Vice President and Treasurer (Principal Financial and Accounting Officer)	February 15, 2019

/s/ Gordon J. Brooks Gordon J. Brooks	Director	February 15, 2019